                                                                    Exhibit 99.1

[NYSE LOGO]                                                   [COOPER LOGO]
                                                           21062 Bake Parkway
                                                        Lake Forest, CA 92630
                                                                 888-822-2600
                                                           Fax:(949) 597-0662
 NEWS RELEASE

      CONTACT:

      Norris Battin
      The Cooper Companies, Inc.
      ir@coopercompanies.com
      FOR IMMEDIATE RELEASE

             THE COOPER COMPANIES REPORTS FIRST QUARTER 2002 RESULTS

                    Revenue Ahead 16 Percent to $58.1 Million
                        Operating Income Grows 36 Percent
                           EPS 61 Cents, Up 42 Percent
 Conference Calls Today at 2 P.M. PST to Discuss Quarterly Earnings and Tomorrow
               at 2 P.M. PST to Discuss Biocompatibles Transaction

LAKE FOREST, Calif., February 27, 2002 -- The Cooper Companies, Inc. (NYSE: COO) today reported results for its first quarter ended January 31, 2002.

     o  Revenue $58.1 million, 16 percent above the first quarter of 2001.

     o  EPS 61 cents versus 43 cents up 42 percent; trailing twelve months
        $2.62.

     o Cash flow (pretax income from continuing operations plus depreciation and amortization) per share 99 cents, up from 81 cents in the first quarter of 2001; trailing twelve months $4.32.

Commenting on these results, chief executive officer A. Thomas Bender said, "At CooperVision (CVI), our soft contact lens revenue--total CVI revenue less royalty income and other miscellaneous sales--grew 19 percent worldwide during the quarter in a market that we estimate is growing 4 to 5 percent per year. International soft lens revenue was particularly strong, growing over 40 percent. Worldwide, CVI's line of specialty lenses including toric lenses for astigmatism, cosmetic lenses, multifocal lenses and aspheric lenses grew 29 percent and now represents about 60 percent of our total contact lens business.

"At CooperSurgical (CSI), our women's healthcare medical device business, revenue grew 18 percent to $16 million in the quarter. Recent acquisitions contributed 8 percent of the growth while organic growth was 10 percent. CSI's operating margin rose to 22 percent, and operating income nearly doubled compared with last year's first quarter.

"Our revenue, operating income and effective tax rate were either in line with or slightly above expectations for the quarter. Additionally, about 4 cents of the quarter's earnings per share resulted from the sale of a portion of our shares of common stock of Quidel Corporation (NASDAQ: QDEL). Cooper received the Quidel shares last year in exchange for its interest in Litmus Concepts, Inc., a developer of diagnostic tests that CSI markets. Quidel acquired Litmus in 2001, resulting in a 3 cent earnings per share gain in Cooper's 2001 first quarter."

Business Unit P&L Highlights ($'s millions)

---------------------------------------------------------------------------------------------------------------
                         Three Months Ended January 31,
---------------------------------------------------------------------------------------------------------------
                   Revenue                                              Operating Income
---------------------------------------------------------------------------------------------------------------
                                           %                             %        % Revenue        % Revenue
                       2002     2001      Inc.       2002      2001     Inc.          2002             2001
---------------------------------------------------------------------------------------------------------------
CVI                   $42.1     $36.4      16%      $11.3     $9.4       20%           27%              26%
CSI                    16.0      13.6      18%        3.6      1.9       92%           22%              14%
                       -----   ------                ----     ----
Subtotal               58.1      50.0      16%       14.9     11.3       32%           26%              23%
HQ Expense              -         -         -        (1.8)    (1.6)       -            -                -
                                                     -----    -----
---------------------------------------------------------------------------------------------------------------
TOTAL                 $58.1     $50.0      16%      $13.1     $9.7       36%           23%              19%
                      =====     =====               =====     ====
---------------------------------------------------------------------------------------------------------------

Operating Highlights

CooperVision (CVI)

In the U.S., which currently accounts for more than 40 percent of the world contact lens market and over 60 percent of CVI's sales, soft contact lens revenue grew 9 percent. "CVI sales in the U.S. during our first fiscal quarter showed some strength in a market for soft contact lens that declined 1 percent during the fourth calendar quarter," said Bender.

"Our line of specialty contact lenses including toric, cosmetic, aspheric and multifocal products grew 12 percent during the quarter in the U.S. Disposable Planned Replacement (DPR) toric lenses, CVI's largest product line, grew 8 percent, in line with estimated market growth. All DPR products grew 14 percent and now account for over 80 percent of CVI's U.S. business," Bender added.

Outside the U.S., CVI's first quarter soft lens revenue grew over 40 percent, more than five times the estimated growth of that market. Soft lens revenue from European operations was particularly strong, up 47 percent, as total toric lens business in this sector more than doubled over last year's first quarter.

In Japan, CVI's partner, Rohto Pharmaceuticals, Inc., continued the rollout of CVI's quarterly planned replacement spherical and toric lenses under the Rohto iQ trade name. Rohto expects to launch their two-week spheres, torics and aspheric lenses during the fourth quarter of 2002.

CVI's gross margin was 69 percent of revenue in the first quarter. This exceeded expectations, but was below the 71 percent reported in last year's first quarter. This decline reflects CVI's substantial growth outside of North America including increasing sales to overseas distributors. While sales to distributors have lower gross margins, they generate CVI's traditional operating margins of about 30 percent, since CVI does not incur significant operating expenses to produce these sales. We expect gross margins during 2002 in the 67 to 69 percent range.

New Products

Sales of CVI's Frequency Multifocal are ahead of expectations. This product has been placed in 450 practitioner offices to date, and CVI expects 3,000 office placements by mid-year. CVI's line of cosmetic lenses continues to perform well and should reach about $20 million in revenue in fiscal 2002.

Calendar Year 2001 Market Data
Independent market research data indicates that CVI continues its strong performance in all major categories of the U.S. contact lens market. In the calendar year 2001:

    o Manufacturers' revenue for all contact lenses in the United States declined 1 percent. CVI sales grew 11 percent during this period.

    o Sales of all DPR spherical lenses declined 2 percent. Sales of CVI's DPR spherical products grew 21 percent.

    o All brands of toric contact lenses grew 5 percent and DPR brands of torics grew 16 percent. CVI's total toric revenue grew 10 percent, twice the rate of this market segment. CVI's DPR torics grew 14 percent.

    o Overall, CVI estimates that it gained 1 share point in the U.S. contact lens market to 9 percent. In the market for spheres, CVI's share stands at about 5 percent, up nearly 1 share point during 2001. In the total toric market, CVI's estimated share grew about 1.5 points to 31 percent, and it maintained its 34 percent market share of DPR torics.

CooperSurgical (CSI)

Revenue at CSI, Cooper's women's healthcare medical device business, grew 18 percent over last year's first quarter to $16 million. While the recent acquisitions of products from Medscand, MedAmicus and MedaSonics, contributed significantly, CSI's organic growth continued at 10 percent. Its operating margin was 22 percent for the quarter and operating income nearly doubled compared with last year's first quarter.

During the quarter CSI consolidated its operations into an expanded 92,000 square foot facility in Trumbull, Connecticut, providing the space required for its operations as it approaches its $100 million revenue objective in the next two years. CSI expects to complete two acquisitions during the next six months.

Investment in Quidel Common Stock
In the first quarter of 2001, Quidel Corporation acquired Litmus Concepts, Inc. (Litmus), a company that Cooper had invested in. Litmus developed diagnostic tests that CSI markets. Cooper received Quidel shares for its interest in Litmus. At that time Cooper recorded a pre tax gain of $719 thousand - a net income gain of 3 cents per share - representing the amount by which the fair market value of the Quidel shares received exceeded the carrying value of the investment in Litmus.

In the first quarter of 2002, Cooper sold 480,000 shares of Quidel common stock and realized a pretax gain of $1 million or a net income gain of 4 cents per share. Without these transactions, its EPS would have been 57 cents versus 40 cents, an improvement of 42 percent over the first quarter of 2001.

Cooper currently carries 658,725 shares of Quidel's common stock on its balance sheet at a cost of $5.40 per share. Unrealized gains and losses on these shares are recorded on the balance sheet and are, therefore, not included in the results of operations until they are sold. Cooper intends to sell these shares from time to time as market conditions indicate.






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New Accounting Principle and Effect on Earnings Per Share

In the first quarter of this year, Cooper adopted Statement of Financial Accounting Standards 142, "Goodwill and Other Intangible Assets," which, among other things, requires that goodwill no longer be amortized in determining results of operations, but be periodically tested for impairment. The favorable impact on the first quarter was about 4 cents. In accordance with accounting literature governing its adoption, prior period financial statements were not restated.

Tax Rate

The Company's effective tax rate (ETR) (income tax expense divided by pretax income) was 29 percent for the quarter. This is the rate currently projected for the fiscal year.

Balance Sheet Items

The Company continues to experience some difficulties following the installation of a new enterprise reporting system at CVI. One consequence of this has been continuing delays in invoicing customers that has resulted in an unusually high level of Days of Sales Outstanding (DSO's) over the past two quarters.

Our most recent invoicing delays were caused by difficulties in automatically applying cash received to the respective customer accounts. This problem has been corrected effective with the most recent monthly closing. Cooper expects that DSO's will return to their target level of 65 to 70 days by the end of its second fiscal quarter.

During the past several quarters, inventory levels have trended upward with the recent and planned introduction of several new products including CVI's new line of cosmetic lenses and its Frequency(R) Multifocal product and the relocation into a new CooperSurgical manufacturing and distribution facility.

Given the strong balance sheet and cash position of the Company, Management feels that these trends will not adversely impact its operations.

Earnings Per Share

All per share amounts mentioned in this report refer to diluted per share amounts.

First Quarter Conference Call Today at 2 p.m. PST

The Cooper Companies will hold a conference call to discuss its first quarter results today at 2 p.m., Pacific Standard Time. To access the live call, dial 1-800-289-0436. A replay will be available at 1-888-203-1112 approximately one hour after the call ends and remain available for five days. The access code for both calls is 792726. This call will also be broadcast live on The Cooper Companies' Web site, www.coopercos.com and at www.bestcalls.com and www.streetevents.com.

Conference Call Tomorrow, February 28, at 2 p.m. PST to Discuss Biocompatibles Transaction and Updated Guidance

Cooper expects to announce the closing of its purchase of the Eye Care Division of Biocompatibles tomorrow and will at that time discuss its quarterly guidance for the remainder of 2002 and the outlook for the fiscal years 2003 and 2004 reflecting the impact of the acquisition. The call will be held at 2 p.m. Pacific Standard Time. To access the live call, dial 1-800-310-1961. A replay will be available at 1-888-203-1112 approximately one hour after the call ends and remain available for five days. The access code for both calls is 764978. This call will also be broadcast





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live on The Cooper Companies' Web site, www.coopercos.com and at
www.bestcalls.com and www.streetevents.com.

Forward-Looking Statements

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, changes in tax laws, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2001. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England, and Toronto. Its Web address is www.coopervision.com. CooperSurgical, Inc., with operations in Trumbull, Conn., Hollywood, Fla., Malmo, Sweden, Montreal and Berlin, markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web address is www.coopersurgical.com.

Trademarks of The Cooper Companies, Inc., and its affiliates are italicized.


                          (FINANCIAL STATEMENTS FOLLOW)

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statements of Income
                   (In thousands, except earnings per amounts)
                                   (Unaudited)

                                                                                  Three Months Ended
                                                                                     January 31,
                                                                           ----------------------------
                                                                               2002              2001
                                                                           ----------        ----------
Net sales                                                                     $58,112           $49,976
Cost of sales                                                                  20,625            16,790
                                                                             --------          --------
Gross profit                                                                   37,487            33,186
Selling, general and administrative expense                                    23,215            21,415
Research and development expense                                                  857               884
Amortization of intangibles                                                       308             1,222
                                                                           ----------         ---------
Operating income                                                               13,107             9,665
Interest expense                                                                  893               999
Other income, net                                                               1,036               826
                                                                           ----------        ----------
Income before income taxes                                                     13,250             9,492
Provision for income taxes                                                      3,845             3,183
                                                                            ---------         ---------
Net income                                                                   $  9,405          $  6,309
                                                                             ========          ========

Diluted earnings per share                                                  $    0.61         $    0.43
                                                                            =========         =========

Number of shares used to compute diluted earnings per share                    15,538            14,818
                                                                             ========          ========

Memo:
  Cash flow (income before income taxes plus depreciation
    and amortization) per diluted share. Includes amounts for
    depreciation of $1.8 million and $1.3 million for the three
     months ended January 31, 2002 and 2001, respectively.                  $    0.99         $    0.81
                                                                            =========         =========

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                                     January 31,          October 31,
                                                                         2002                 2001
                                                                     -----------          -----------

                                     ASSETS

Current assets:
   Cash and cash equivalents                                          $  4,867            $ 12,928
   Trade receivables, net                                               56,016              55,318
   Marketable securities                                                 5,006               7,982
   Inventories                                                          54,176              51,153
   Deferred tax asset                                                   17,689              17,308
   Other current assets                                                 11,227              10,516
                                                                      --------            --------
       Total current assets                                            148,981             155,205
                                                                      --------            --------
Property, plant and equipment, net                                      64,519              61,028
Goodwill                                                               130,112             131,732
Other intangibles, net                                                  13,690              13,890
Deferred tax asset                                                      28,830              31,246
Other assets                                                             3,808               3,748
                                                                      --------            --------
                                                                      $389,940            $396,849
                                                                      ========            ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt                                                       $ 27,103            $  8,249
Other current liabilities                                               60,362              59,724
                                                                      --------            --------
       Total current liabilities                                        87,465              67,973
                                                                      --------            --------
Long-term debt                                                          36,813              60,553
Other liabilities                                                        2,978              12,039
                                                                      --------            --------
       Total liabilities                                               127,256             140,565
                                                                      --------            --------
Stockholders' equity                                                   262,684             256,284
                                                                      --------            --------
                                                                      $389,940            $396,849
                                                                      ========            ========





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